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                DRKOOP.COM, INC. (FKA EMPOWER HEALTH CORPORATION)

                    AMENDED & RESTATED 1997 STOCK OPTION PLAN

             AMENDED & RESTATED NON-QUALIFIED STOCK OPTION AGREEMENT


        THIS AMENDED AND RESTATED NONQUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is granted by drkoop.com Inc., a Delaware corporation (the "Company") upon the following terms and conditions and pursuant and subject to the drkoop.com, Inc. (fka Empower Health Corporation) Amended & Restated 1997 Stock Option Plan (the "Plan"). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement. This Amended and Restated Non-Qualified Stock Option Agreement amends and restates in its entirety the Stock Option Agreement dated August 6, 2001 previously entered into by the parties.

I.      NOTICE OF STOCK OPTION GRANT.

        Richard Rosenblatt

        You ("Optionee") have been granted an option (the "Option") to purchase shares of Common Stock of the Company (the "Option Shares" or "Shares"), subject to the terms and conditions of the Plan and this Agreement. The terms of your grant are set forth below:

        Date of Grant:                       August 6, 2001
        Vesting Commencement Date:           August 6, 2001
        Exercise Price per Share:            $0.128 per share
        Total Number of Shares Granted:      500,000
        Total Exercise Price:                $64,000.00
        Type of Option:                      Non-Qualified Stock Option
        Term/Expiration Date:                August 6, 2008 (Seventh anniversary
                                             of Date of Grant)

II.     AGREEMENT

        1. GRANT OF OPTION. The Company grants to the Optionee an option to purchase, on the terms and conditions hereinafter set forth, the number of shares specified above


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of the Company's Common Stock, par value $0.001 per share, at the option price per share specified above.

        2. PERIOD OF OPTION. This Option will expire at the close of business on the Expiration Date, except that: (a) if the Optionee dies on or before the Expiration Date, this Option shall expire as provided in Section 9 below; or (b) if the Optionee ceases on or before the Expiration Date to be an Employee, consultant or Director, this Option may be exercised one year after such termination (or, if Optionee remains in Continuous Status (as defined below) as an Employee, consultant or Director until the date that is 18 months following the Date of Grant of this Option, three years after such termination) to the extent exercisable immediately prior to such termination, but in no event later than the Expiration Date. The term "Employee", as used in this Option, means any executive and other salaried or non-salaried employee of the Company and/or one or more of its subsidiary corporations. The term "consultant" shall have the meaning set forth in Section 1 of the Plan. The term "Director" shall mean any director of the Company whether compensated for such services or not.

        For purposes of this Agreement, "Continuous Status" as an Employee, consultant or Director shall mean the absence of any interruption or termination of service as an Employee, consultant or Director. Continuous Status as an Employee, consultant or Director shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Committee (as defined in the Plan), provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute. For purposes of this Agreement, a change in status from an Employee to a consultant or from a consultant to an Employee will not constitute a termination of employment.

        3. EXERCISE. Subject to the other provisions of this Option, the Shares subject to this Option shall vest according to the following schedule:

        Subject to the following paragraphs, this Option shall vest and become exercisable with respect to twenty-five percent (25%) of the shares of the Company's Common Stock subject to the Option on the Option's Vesting Commencement Date, and thereafter, with respect to twenty-five percent (25%) of the Shares on each successive twelve-month anniversary following the one-year anniversary of the Option's Vesting Commencement Date (each, a "Vesting Date"), commencing with the first such anniversary, such that this Option shall be vested and exercisable with respect to one hundred percent (100%) of the Shares on the third anniversary of the Option's Vesting Commencement Date; provided, however, that Optionee has remained in Continuous Status as an Employee, Director or Consultant as of each Vesting Date.

        Notwithstanding the foregoing, this Option shall vest and become exercisable with respect to one hundred percent (100%) of the Shares subject to the Option immediately prior to the earlier of (i) Optionee's termination of employment with the Company for Good Reason or by the Company for any reason other than Cause, death or Disability (each such term as defined in that certain Employment Agreement between the Company and Optionee, dated as of August 22, 2000, as may be amended from time to time), or (ii) in addition to the conditions (if any) upon which the Option may automatically accelerate and become exercisable in accordance with the Plan, upon the consummation of the following: (a) any sale, merger, consolidation, tender offer or similar acquisition of shares, or other transaction or series of related transactions



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(each a "Transaction") as a result of which at least a majority of the voting power of the Company is not held, directly or indirectly, by the persons or entities who held the Company's securities with voting power before such Transaction; (b) a sale or other disposition of all or substantially all of the Company's assets, whether in one transaction or a series of related transactions; or (c) individuals who on the date hereof constitute the Board of Directors and any new Director (other than a Director designated by a person or entity who has entered into an agreement to effect a transaction described in clause (a) or (b) above) whose nomination and/or election to the Board of Directors was approved by a vote of at least a majority of the Directors then still in office who either were Directors on the date hereof or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors.

        4. CERTAIN LIMITATIONS ON EXERCISE. No fractional shares may be purchased hereunder.

        5. INTENTIONALLY LEFT BLANK.

        6. METHOD OF EXERCISE OF OPTION. During the term of this Option, Optionee may exercise his or her option, from time to time, to the extent then exercisable, by written notice directed to the Company at its principal place of business. Such written notice shall specify the number of Option Shares he or she is purchasing pursuant to this Agreement and the method of payment for such shares, and shall be accompanied by the original of this Agreement so that an appropriate endorsement can be made hereto to reflect the Option Shares so purchased and to reduce accordingly the number of Option Shares thereafter to be subject to the terms hereof. The Option Price for the number of Option Shares being purchased shall be payable as follows: (a) in cash, (b) by delivery of certificates representing shares of Common Stock having an equivalent fair market value or by arranging with the Company and Optionee's broker to deliver the appropriate Option Price from the concurrent market sale of the acquired shares, or (c) a combination of any of the foregoing. Upon receipt of such written notice, the original hereof, and full payment of the Option Price for the number of Option Shares being purchased, the Company shall make delivery of a certificate representing the number of such shares purchased as promptly as possible thereafter, provided that, if any law or regulation requires the Company to take any action with respect to such shares specified in such notice before the issuance thereof, then the sale, issuance and delivery of such shares shall be deferred for the period necessary to take such action.

        Optionee's withholding tax due upon exercise of this Option may be satisfied either by a cash payment or the retention from the exercise of a number of shares of Common Stock with a fair market value equal to the required withholding tax, as the Optionee and Company may agree. If Optionee is subject to the reporting and other provisions of Section 16 under the Exchange Act, the election of a partial cash settlement of the Option in order to satisfy the tax withholding requirements upon exercise of this option may be made only during a ten-day "window" period each fiscal quarter beginning on the third business day following the date of release of the Company's financial data for the quarter and ending on the twelfth business day following such date, and shall be subject to the approval of the Company.


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        7. NON-TRANSFERABILITY OF OPTION. This Option shall be exercisable, during the lifetime of the Optionee, only by him or her. This Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution unless approval in writing is obtained from the Committee ("Committee Approval"). Committee Approval shall only be available for a transfer to a charitable organization, a family trust or member of the Optionee's immediate family. Upon any other attempt to transfer, assign, pledge or otherwise dispose of this Option, except as expressly permitted in this
Section 7, this Option shall immediately terminate and become null and void.

        8. TERMINATION OF EMPLOYMENT OR SERVICE RELATIONSHIP. This Option confers no right upon the Optionee with respect to the continuation of his or her employment or service relationship with the Company or any of its subsidiaries, and shall not interfere with the right of the Company or its subsidiaries to terminate his or her employment or service relationship at any time.

        9. DEATH OF OPTIONEE. If the Optionee dies, this Option may be exercised (to the extent exercisable at Optionee's date of death) at any time during the year next succeeding such death, but in no event after the Expiration Date, by the person or persons to whom his or her rights hereunder shall have passed by will or by laws of descent and distribution.

        10. ADJUSTMENT UPON THE OCCURRENCE OF CERTAIN EVENTS. The number of shares subject to this Option and the exercise price per share are subject to appropriate adjustment in the manner provided by the Plan for stock splits, stock dividends, recapitalization or similar events which would change the capital structure of the Company. No adjustment, however, shall result in or entitle the Optionee to the issuance of fractional shares.

        11. NOTICE. Any notice hereunder by the Optionee shall be given to the Company in writing and such notice and any payment by the Optionee hereunder shall be deemed duly given or made only upon receipt thereof at the Company's office at Santa Monica, California, or at such other address as the Company may designate by notice to the Optionee. Any notice or other communication to the Optionee hereunder shall be in writing and any communication and any delivery to the Optionee hereunder shall be deemed duly given or made if mailed, delivered or made to the Optionee at such address as the Optionee may have on file with the Company or in care of the Company at its principal office in Santa Monica, California.

        12. CONSTRUCTION. The construction of this Option is vested in the Board of Directors of the Company or the Committee, if the Board shall have delegated such responsibility to such Committee, whose construction shall be final and conclusive.

        13. MISCELLANEOUS. Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any shares subject to this Option except to the extent that this Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to Optionee.

        14. OPTIONEE REPRESENTATIONS. Optionee agrees, by acceptance of this Option, that, upon issuance of any shares hereunder, that, unless such shares are then registered under applicable federal and state securities laws, (i) acquisition of such shares will be for investment


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and not with a view to the distribution thereof, and (ii) the Company may require an investment letter from Optionee in such form as may be recommended by Company counsel.

        15. RESTRICTIONS ON TRANSFER. Optionee shall be permitted to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares purchased under this Option, except when prohibited from making such disposition by reasonable restrictions of the Company's Board of Directors which are promulgated during the term of Optionee's employment, consultancy or directorship.


                            SIGNATURE PAGE TO FOLLOW


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        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one document.

                                          DRKOOP.COM, INC.

                                          By:  /s/ Edward Cespedes
                                             ___________________________________

                                          Name:  Edward Cespedes
                                               _________________________________

                                          Title:  President
                                                ________________________________


        OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE DRKOOP.COM, INC. (FKA EMPOWER HEALTH CORPORATION) AMENDED & RESTATED 1997 STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

        Optionee acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof. Optionee hereby accepts this Option subject to all of the terms and provisions hereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated: August 6, 2001                        /s/ Richard M. Rosenblatt
                                            ____________________________________
                                            Richard Rosenblatt


                                            Residence Address:



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                                    EXHIBIT A

                DRKOOP.COM, INC. (FKA EMPOWER HEALTH CORPORATION)

                    AMENDED & RESTATED 1997 STOCK OPTION PLAN

                                 EXERCISE NOTICE


drkoop.com, Inc.

Attention:  Secretary

        A. Exercise of Option. Effective as of today, ___________, _____, the undersigned ("Optionee") hereby elects pursuant to this Exercise Notice (this "Agreement") to exercise Optionee's option to purchase _________ shares of the Common Stock (the "Shares") of drkoop.com, Inc. (the "Company") under and pursuant to the drkoop.com, Inc. (fka Empower Health Corporation) Amended & Restated 1997 Stock Option Plan (the "Plan") and the Amended and Restated Non-Qualified Stock Option Agreement dated _____________, _____ (the "Option Agreement").

        B. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement. Optionee agrees to abide by and be bound by their terms and conditions.

        C. Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 5 of the Plan. Optionee shall enjoy rights as a stockholder until such time as Optionee disposes of the Shares.

        D. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

        E. Restrictive Legends.

           1. Legends. Optionee understands and agrees that the Company shall cause any other legends that may be required by state or federal securities laws to be placed upon any certificate(s) evidencing ownership of the Shares.

           2. Refusal to Transfer. The Company shall not be required (i) to transfer on its


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books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

        F. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

        G. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on the Company and on Optionee.

        H. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

        I. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

        J. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

        K. Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares, as well as any applicable withholding tax.


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        L. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

Submitted by:                             Accepted by:

OPTIONEE:                                 DRKOOP.COM, INC.


___________________________________       By: __________________________________
Richard Rosenblatt
                                          Its: _________________________________


Address:

____________________________________

____________________________________

____________________________________



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